THIS AGREEMENT is made and entered into as of the 29th day of April, 2005 by and among FIRST GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY (the "Company"), a New York life insurance company, on its own behalf and on behalf of each separate account of the Company set forth on Schedule A hereto as may be amended from time to time (each such account referred to as an "Account"), VAN KAMPEN LIFE INVESTMENT TRUST (the "Fund"), a Delaware business trust, VAN KAMPEN FUNDS INC. (the "Underwriter"), a Delaware corporation, VAN KAMPEN ASSET MANAGEMENT (the "Adviser"), a Delaware corporation, and CHARLES SCHWAB & CO., INC., a California corporation ("Schwab") (each a "Party," and collectively, the "Parties").

WHEREAS, the Fund engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established by insurance companies for individual and group life insurance policies and annuity contracts with variable accumulation and/or pay-out provisions (hereinafter referred to individually and/or collectively as "Variable Insurance Products"); and

WHEREAS, insurance companies desiring to utilize the Fund as an investment vehicle under their Variable Insurance Products enter into participation agreements with the Fund and the Adviser (the "Participating Insurance Companies"); and

WHEREAS, shares of the Fund are divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets, any one or more of which may be made available under this Agreement; and

WHEREAS, the Fund intends to offer shares of the series set forth on Schedule B hereto (each such series referred to as a "Portfolio"), as such Schedule may be amended from time to time by mutual agreement of the Parties hereto, to the Account(s) of the Company; and

WHEREAS, the Fund has obtained an order from the Securities and Exchange Commission ("SEC"), dated September 19, 1990 (File No. 812-7552), granting Participating Insurance Companies and Variable Insurance Product separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended (the "1940 Act"), and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by Variable Insurance Product separate accounts of both affiliated and unaffiliated life insurance companies (the "Shared Funding Exemptive Order"); and

WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and its shares are registered under the Securities Act of 1933, as amended (the "1933 Act"); and

WHEREAS, the Adviser is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and any applicable state securities laws; and

WHEREAS, the Adviser manages certain Portfolios of the Fund; and

WHEREAS, the Underwriter is duly registered as a broker dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"), is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD") and serves as principal underwriter of the shares of the Fund; and

WHEREAS, the Company offers or proposes to offer certain Variable Insurance Products that it has registered (or will register) under the 1933 Act (the “Registered Contracts”), as well as other Variable Insurance Products that are not registered under the 1933 Act (the “Unregistered Contracts,” and together with the Registered Contracts, the “Contracts”), each as set forth on Schedule A hereto; and

WHEREAS, each Account is a duly organized, validly existing segregated asset account, established by resolution or under authority of the Board of Directors of the Company, on the date shown for such Account on Schedule A hereto, to set aside and invest assets attributable to the Contracts; and

WHEREAS, the Company has registered (or will register) certain Accounts as unit investment trusts under the 1940 Act that are attributable to the Registered Contracts (the “Registered Accounts”), while certain other Accounts that are attributable to the Unregistered Contracts will not be registered under the 1940 Act (the “Unregistered Accounts,” and together with the Registered Accounts, the “Accounts”), each as set forth on Schedule A hereto; and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares of the Portfolios, on behalf of each Account or sub-Account thereof (together, as applicable, an "Account"), to fund the Contracts and the Underwriter is authorized to sell such shares to each such Account at net asset value; and

WHEREAS, the Fund, acting through the Fund's transfer agent, has established a master account on its mutual fund shareholder account system (the "T/A Account") reflecting the aggregate ownership of shares of the Fund and all transactions involving such shares by the Company on behalf of the Accounts; and

WHEREAS, the Company, the Fund, the Underwriter and the Adviser wish to permit the Fund to receive, and the Company to transmit, purchase and redemption orders of Portfolio shares using the National Securities Clearing Corporation ("NSCC") Fund/SERV System ("Fund/SERV"); and

WHEREAS, in order to receive and transmit Fund shares via Fund/SERV, it is intended that the Fund and the Company will establish an account using Fund/SERV (the "Fund/SERV Account") that will reflect corresponding transactions and Fund share balances in the T/A Account.

WHEREAS, Schwab will perform certain services in connection with the offering of the Contracts;

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund, the Underwriter, Schwab and the Adviser agree as follows:

ARTICLE I. Purchase and Redemption of Fund Shares

1.1.     The Fund and the Underwriter agree to make available for purchase by the Company shares of the Portfolio(s) and shall execute purchase orders placed for each Account on each Business Day at the net asset value next computed after receipt by the Fund or its designee of such purchase order. For purposes of this Section 1.1, the Company shall be the designee of the Fund and the Underwriter for receipt of such purchase orders from each Account and receipt by such designee shall constitute receipt by the Fund; provided that such purchase orders are received and transmitted in accordance with the Operating Procedures attached hereto as Schedule F (the "Operating Procedures"). "Business Day" shall mean any day on which the New York Stock Exchange, Inc. is open for trading and on which the Fund calculates its net asset value pursuant to SEC rules.

1.2.   The Fund, so long as this Agreement is in effect, agrees to make its shares available indefinitely for purchase at the applicable net asset value per share by the Company and its Accounts on each Business Day. Notwithstanding the foregoing, the Board of Directors of the Fund (the "Board") may refuse to permit the Fund to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio, if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.

1.3.   The Fund agrees that shares of the Fund will be sold only to Participating Insurance Companies and their separate accounts. No shares of any Portfolio will be sold to the general public. The Fund will not sell shares of the Portfolios to any other Participating Insurance Company separate account unless an agreement containing provisions substantially the same as those set forth in Article VII of this Agreement is in effect to govern such sales.

1.4.    The Fund and the Underwriter agree to redeem for cash, on the Company's request, any full or fractional shares of the Portfolio(s) held by the Company, executing such redemption requests for each Account on each Business Day at the net asset value next computed after receipt by the Fund or its designee of the request for redemption. For purposes of this Section 1.4, the Company shall be the designee of the Fund and the Underwriter for receipt of requests for redemption from each Account and receipt by such designee shall constitute receipt by the Fund; provided that such redemption requests are received and transmitted in accordance with the Operating Procedures.

1.5.   The Company and Schwab agree that purchases and redemptions of Portfolio shares offered by the then current prospectus of the Fund shall be made in accordance with the provisions of such prospectus. The Company and Schwab will use their best efforts to notify the Fund and the Adviser of their intention to make available in the future any other investment company as a funding vehicle under the Contracts.

1.6.    The Fund and the Company will settle all purchase and redemption orders transmitted pursuant to Sections 1.1 and 1.4 of this Agreement, respectively, in accordance with the Operating Procedures.

1.7.    Issuance and transfer of the Fund's shares will be by book entry only. Stock certificates will not be issued to the Company or any Account. Shares ordered from the Fund will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account.

1.8.   If the Fund provides the Company with materially incorrect net asset value ("NAV") per share information or dividend or capital gain distribution information, through no fault of the Company, the Account(s) shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct NAV per share. The determination of the materiality of any NAV pricing error shall be based on the SEC's recommended guidelines regarding such errors. The correction of any such errors shall be made by the Fund at the separate account level and shall be made pursuant to the SEC's recommended guidelines. The Fund agrees to report any material error in the calculation of NAV per share or dividend or capital gain distribution information to the Company as soon as practicable after discovery of the error. Such notification may be verbal, but shall be confirmed promptly in writing in accordance with Article XI of this Agreement.

1.9.      Neither the Company nor Schwab shall redeem Fund shares attributable to the Contracts (as distinct from Fund shares attributable to the Company's assets held in the Account) except (i) as necessary to implement Contract owner initiated or approved transactions, or (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a "Legally Required Redemption") or (iii) as permitted by an order of the SEC pursuant to Section 26(b) of the 1940 Act. Upon request, the Company or Schwab, as applicable, will promptly furnish to the Fund the opinion of counsel for the Company (which counsel shall be reasonably satisfactory to the Fund) to the effect that any redemption pursuant to clause (ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Contracts, neither the Company nor Schwab shall prevent Contract owners from allocating payments to a Portfolio that was otherwise available under the Contracts without first giving the Fund ninety (90) days prior written notice of its intention to do so.

ARTICLE II. Representations and Warranties

2.1.      The Company represents and warrants that: (i) it is an insurance company duly organized and in good standing under applicable law; (ii) it is a member in good standing of the NSCC, or is otherwise entitled to use Fund/SERV; (iii) it will abide by the rules and regulations of the NSCC; (iv) it has legally and validly established each Account prior to any issuance or sale thereof as a segregated asset account under applicable laws and regulations; (v) it has registered or, prior to any issuance or sale of the Registered Contracts, will register and will thereafter maintain the registration of each Registered Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Registered Contracts; (vi) the Unregistered Accounts are exempt from the registration requirements of the 1940 Act under the provisions of Section 3(c)(1) or 3(c)(7) thereof; and (vii) the Unregistered Accounts are exempt from the provisions of Section 12(d)(1) of the 1940 Act under the provisions of Section 12(d)(1)(E) of the 1940 Act. The Company and Schwab further represent and warrant that: (i) the Registered Contracts are or will be registered and shall remain registered under the 1933 Act; (ii) the Unregistered Contracts are exempt from the registration requirements of the 1933 Act under the provisions of Section 4(2) thereof; (iii) the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws; and (iv) the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. The Company shall amend the registration statement for the Registered Accounts and the Registered Contracts under the 1940 Act and the 1933 Act, respectively, from time to time as required in order to effect the continuous offering of the Registered Contracts; moreover, the Company will notify the Fund immediately in writing of any changes in facts or circumstances leading the Company to believe that any of the exemptions described above with respect to the Unregistered Contracts or Unregistered Accounts are not applicable as represented.

2.2.   The Fund and Underwriter each represents and warrants that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with the laws of the State of Maryland and all applicable federal and state securities laws, and that the Fund is and shall remain registered under the 1940 Act. The Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund.

2.3.   The Fund represents and warrants that each Portfolio is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and that it will use its reasonable efforts to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify the Company immediately upon having a reasonable basis for believing that any Portfolio has ceased to so qualify.

2.4.   The Company represents and warrants that the Contracts are and at all times will remain treated as life insurance policies or annuity contracts, as appropriate, under applicable provisions of the Code and that it will notify the Fund immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future. In addition, the Company represents and warrants that the Account is a "segregated asset account" and that interests in the Account are offered exclusively through the purchase of or transfer into a "variable contract" within the meaning of such terms under Section 817 of the Code and the regulations thereunder. The Company will make every effort to continue to meet such definitional requirements, and it will notify Schwab, the Fund, the Underwriter and the Adviser immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future. The Company represents and warrants that it will not purchase Fund shares with assets derived from tax-

qualified retirement plans except, indirectly, through Contracts purchased in connection with such plans.

2.5.     The Fund represents that to the extent that it decides to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act, the Fund undertakes to have the Board, at least 75% of whom are not interested persons of the Fund, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

2.6.   The Fund represents and warrants that it will make every effort to ensure that the investment policies, fees and expenses of the Portfolios are in compliance with the laws of the State of Maryland and applicable federal and state securities laws. The Company agrees to inform the Fund in writing of any state insurance laws, regulations or interpretations of the foregoing, as well as any subsequent modifications thereto, that materially affect or otherwise materially impact the operations or management of the Portfolios ("Insurance Laws"). In the event that the Company provides the Fund with notice of such Insurance Laws, and subject to approval by the Board, the Fund agrees to use its best efforts to cooperate with the Company in order to comply with such Insurance Laws.

2.7.    The Fund represents that it is lawfully organized and validly existing under the laws of the State of Delaware and that it does and will comply in all material respects with the 1940 Act. The Fund and the Adviser agree to comply with applicable provisions and SEC staff interpretations of the 1940 Act to assure that the investment advisory or management fees paid to the Adviser by the Fund are paid in accordance with the requirements of the 1940 Act. The Fund represents and warrants that it is a member in good standing of the NSCC, or is otherwise entitled to use Fund/SERV, and will abide by the rules and regulations of the NSCC.

2.8.   The Adviser represents and warrants that it is and shall remain duly qualified and registered in all material respects under all applicable federal and state securities laws and that it will perform its obligations for the Fund in compliance in all material respects with the laws of its state of domicile and any applicable federal and state securities laws.

2.9      The Underwriter represents and warrants that it is and shall remain duly qualified and registered under all applicable federal and state securities laws and that it shall perform its obligations for the Fund in compliance in all material respects with the laws of its state of domicile and any applicable federal and state securities laws.

2.10.              The Fund represents and warrants that all of their respective directors, officers, employees, and other individuals/entities dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimum coverage as currently required by Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid blanket fidelity bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.11.   The Adviser represents and warrants that all of its directors, officers, employees, and other individuals/entities dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund that is reasonable and customary in light of the Adviser’s obligations under this Agreement. The aforesaid includes coverage for larceny and embezzlement and shall be issued by a reputable bonding company. The Adviser agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agree to notify the Company and Schwab in the event that such coverage no longer applies.

2.12.              The Company and Schwab each represents and warrants that all of its directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Account(s) are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Company or Schwab, as applicable, and/or the Account(s) that is reasonable and customary in light of each Party's respective obligations under this Agreement. The aforesaid includes coverage for larceny and embezzlement and shall be issued by a reputable bonding company in an amount not less than $5 million. The Company and Schwab agree to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Fund and the Adviser in the event that such coverage no longer applies.

2.13.     Schwab represents and warrants that: (i) it is duly organized and in good standing under applicable law; (ii) it does and will comply, in all material respects, with all applicable laws, rules and regulations in the performance of its obligations under this Agreement; (iii) the Contracts will be sold in compliance in all material respects with all applicable federal and state laws; and (iv) the sale of the Contracts shall comply in all material respects with state insurance suitability requirements.

ARTICLE III. Prospectuses, Reports to Shareholders and Proxy Statements; Voting

3.1.    At least annually, the Fund or Underwriter shall provide the Company and Schwab with as many printed copies of each Portfolio's current prospectus and statement of additional information ("SAI") as the Company and Schwab may reasonably request with expenses to be borne in accordance with Schedule E hereto. If requested by the Company or Schwab, in lieu of providing printed copies the Fund or Underwriter shall provide camera-ready film or computer diskettes containing the Portfolio's prospectus and SAI as set in type, a diskette containing such documents in the form sent to the financial printer, or an electronic copy of the documents in a format suitable for posting on an Internet website, all as the Company and Schwab may reasonably request, and such other assistance as is reasonably necessary in order for the Company and Schwab once each year (or more frequently if the prospectus and/or SAI for a Portfolio is amended during the year) to have the prospectus for the Contracts and the Portfolio's prospectus printed together in one document, and to have the SAI for the Portfolio and the SAI for the Contracts printed together in one document, with expenses to be borne in accordance with Schedule E hereto. Alternatively, the Company may print the Fund's prospectus and/or its SAI in combination with other fund companies' prospectuses and statements of additional information, with expenses to be borne in accordance with Schedule E hereto. The Fund and Underwriter each agrees that the prospectus (and semi-annual and annual reports, but not the SAI) for the Portfolios will describe only the Portfolios and will not name or describe any other portfolios or series that may be in the Fund unless required by law.

3.2.    It is understood and agreed that, except with respect to information regarding the Company or Schwab provided in writing by that Party, neither the Company nor Schwab are responsible for the content of the prospectus or SAI for the Portfolios. It is also understood and agreed that, except with respect to information regarding the Fund or its Portfolios, the Underwriter or the Adviser, respectively, provided in writing by the Fund, the Underwriter or the Adviser, neither the Fund, the Underwriter nor the Adviser are responsible for the content of the prospectus or SAI for the Contracts.

3.3.   The Underwriter and/or the Fund shall also provide SAIs of any Portfolio to any Contract owner or prospective owner who requests such SAI from the Fund (although it is anticipated that such requests will be made to the Company or Schwab).

3.4.     The Fund or its designee shall provide the Company with as many printed copies of the Fund's current shareholder report as the Company may reasonably request. If requested by the Company, in lieu of providing printed copies the Fund shall provide camera-ready film or computer diskettes containing the Fund's shareholder reports, and such other assistance as is reasonably necessary in order for the Company twice each year (once for the Fund’s semi-annual report and once for the Fund’s annual report) to have the reports for the Contract Owners and the Fund's shareholder reports printed together in one document. Alternately, the Company may print the Fund’s shareholder reports in combination with other fund companies’ shareholder reports.

3.5.     Except as provided in this Section 3.5, all expenses of preparing (specifically, Company-driven customization or other packaging), setting in type, printing and distributing Fund shareholder reports shall be the expense of the Company. For Fund shareholder reports provided by the Company to its Contract owners who currently own shares of one or more Portfolios ("Existing Contract Owners"), in order to deliver such reports as required by the 1934 Act and/or the 1940 Act, the cost of printing shall be borne by the Fund. If the Company chooses to receive camera-ready film or computer diskettes in lieu of receiving printed copies of the Fund's shareholder reports, the Fund shall bear the cost of typesetting to provide the Fund's shareholder reports to the Company in the format in which the Fund is accustomed to formatting shareholder reports, and the Company shall bear the expense of adjusting or changing the format to conform with any of its reports to Contract Owners. In such event, the Fund will reimburse the Company in an amount equal to the product of "x" and "y", where "x" is the number of such shareholder reports distributed to Existing Contract Owners and "y" is the Fund's per unit cost of printing the Fund's shareholder reports. The Company agrees to provide the Fund or its designee with such information as may be reasonably requested by the Fund to assure that the Fund's expenses do not include the costs of printing, typesetting or distributing any shareholder reports other than the costs of printing those shareholder reports actually distributed to Existing Contract Owners.

3.6.   The Fund or Underwriter shall provide the Company and Schwab with copies of the Fund's proxy material and other communications to stockholders for the Portfolios (except for prospectuses and statements of additional information that are covered in Section 3.1 and reports to shareholders that are covered in Section 3.4) in such quantity, with expenses to be borne in accordance with Schedule E hereof, as the Company or Schwab may reasonably require to permit timely distribution, at reasonable cost, thereof to Contract owners. If requested by the Company or Schwab, the Fund, Underwriter or Adviser shall provide an electronic copy of such documentation in a format suitable for posting on an Internet website maintained by or on behalf of the Company and/or Schwab. The Fund shall not pay any costs of distributing such materials to prospective Contract owners.

3.7.	If and to the extent required by law, the Company shall:

(i)	solicit voting instructions from Contract owners;

(ii)        vote the Portfolio shares held in the Account in accordance with instructions received from Contract owners; and

(iii)       vote Portfolio shares held in the Account for which no instructions have been received in the same proportion as Portfolio shares for which instructions have been received from Contract owners;

so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. The Company reserves the right to vote Portfolio shares held in its general account and in any segregated asset account in its own right, to the extent permitted by law. If the Company is required to solicit voting instructions, the Fund and the Company shall follow the procedures, and shall have the corresponding responsibilities, for the handling of proxies and voting instruction solicitations, as set forth in Schedule C attached hereto and incorporated herein by reference. Each Participating Insurance Company shall be responsible for ensuring that each of its separate accounts participating in the Fund (and for which the soliciting of voting instructions is required) calculates voting privileges in a manner consistent with the standards set forth on Schedule C, which standards the Fund has or will provide to all other Participating Insurance Companies.

3.8.   The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Fund will either provide for annual meetings or comply with Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Fund will act in accordance with the SEC's interpretation of the requirements of Section 16(a) with respect to periodic elections of directors and with whatever rules the SEC may promulgate with respect thereto.

ARTICLE IV. Sales Material and Information

4.1.   The Company and Schwab shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material that the Company or Schwab, as the case may be, develops or proposes to use in which the Fund, a Portfolio, the Underwriter, or the Adviser (or its sub-adviser) is named in connection with this Agreement at least ten (10) Business Days prior to its use. No such material shall be used without the prior approval of the Fund or its designee. The Fund shall use its reasonable best efforts to review any such material as soon as practicable after receipt and no later than ten (10) Business Days after receipt of such material.

4.2.   The Company and Schwab shall not give any information or make any representations or statements on behalf of the Fund, a Portfolio, the Underwriter, or the Adviser (or its sub-adviser), or concerning any such entity, in connection with the sale of the Contracts other than the information or representations contained in the Fund's registration statement or prospectus or SAI, as the same may be amended or supplemented from time to time, or contained in sales literature or other promotional material approved by the Fund or its designee, except with the permission of the Fund.

4.3.   The Fund or its designee shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material that the Fund, the Underwriter or the Adviser develops or proposes to use in which the Company and/or its Account(s) or Contract(s) are named in connection with this Agreement at least ten (10) Business Days prior to its use. No such material shall be used without the prior approval of the Company or its designee. The Company shall use its reasonable best efforts to review any such material as soon as practicable after receipt and no later than ten (10) Business Days after receipt of such material.

4.4.     The Fund or its designee shall furnish, or shall cause to be furnished, to Schwab or its designee, each piece of sales literature or other promotional material that the Fund, the Underwriter or the Adviser develops or proposes to use in which Schwab is named in connection with this Agreement at least ten (10) Business Days prior to its use. No such material shall be used without the prior approval of Schwab or its designee. Schwab shall use its reasonable best efforts to review any such material as soon as practicable after receipt and no later than ten (10) Business Days after receipt of such material.

4.5.   The Fund, the Underwriter, and the Adviser shall not give any information or make any representations on behalf of the Company or concerning the Company, each Account, or the Contracts, other than the information or representations contained in the Contracts' registration statement or prospectus or SAI, as the same may be amended or supplemented from time to time, or in published reports for each Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.

4.6.   The Fund will provide to the Company and Schwab at least one complete copy of all prospectuses, statements of additional information, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that materially relate to investment in the Fund or the Portfolios under the Contracts.

4.7.   The Company will provide to the Fund at least one complete copy of all registration statements, prospectuses, statements of additional information, offering memoranda or other disclosure documents, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no action letters, and all amendments to any of the above, that materially relate to investment in the Fund or the Portfolios under the Contracts.

4.8.    For purposes of this Article IV and Article VIII, the phrase "sales literature or other promotional material" includes, but is not limited to advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media, e.g., online networks such as the Internet or other electronic media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, offering memoranda, prospectuses, statements of additional information or other disclosure documents, shareholder reports, and proxy materials (including solicitations for voting instructions), and any other material constituting sales literature or advertising under the NASD rules, the 1933 Act or the 1940 Act.

4.9.      At the request and expense of any Party to this Agreement, each other Party will make available to such Party's independent auditors and/or representative of the appropriate regulatory agencies, all records, data and access to operating procedures that may be reasonably requested and are necessary for compliance with regulatory requirements related to this Agreement or such Party's obligations under this Agreement.

ARTICLE V. Fees and Expenses

5.1.    Neither the Fund, the Underwriter nor the Adviser shall pay a fee or other compensation to the Company under this Agreement, except that if the Fund or any Portfolio adopts and implements a plan pursuant to Rule 12b-1 to finance distribution expenses, then the Underwriter may make payments to the Company or to the underwriter for the Contracts if and in amounts agreed to by the Underwriter in writing. Furthermore, neither the Company nor Schwab shall pay a fee or other compensation to the Fund, the Underwriter or the Adviser under this Agreement.

5.2.    Notwithstanding the above, however, each Party agrees to bear certain expenses in accordance with Schedule E and other provisions of this Agreement. Except as otherwise provided in this Agreement, all expenses incident to performance by each Party under this Agreement shall be paid by the appropriate Party.

5.3.       Notwithstanding anything herein to the contrary, in the event that the Fund intends to liquidate the assets of a Portfolio and terminate its existence, the Adviser and/or the Fund (as legally permissible) agree to reimburse the Company and Schwab for the reasonable and customary costs associated with substituting shares of another registered investment company for shares of the Portfolio, provided that such costs are required, or are otherwise the result of actions that are required, under applicable law, rules or regulations. The Adviser’s and the Fund's obligation to reimburse the Company's and Schwab's costs under this Section shall be limited to (i) reasonable legal fees for obtaining any required SEC order approving such substitution (provided that the Fund and the Adviser maintain the right to select legal counsel), and (ii) expenses for printing and distributing any prospectus supplement or other disclosure of the Portfolio substitution to relevant Contract owners (to the extent such printing and/or distribution expenses are directly attributable to the substitution disclosure and not expenses that the Company and/or Schwab, as applicable, would have otherwise incurred for printing and/or distributing other disclosure documents to Contract owners).

ARTICLE VI. Diversification

6.1.     The Fund and the Adviser represent and warrant that the Portfolios will at all times invest its assets in such a manner as to ensure that the Contracts will be treated as variable contracts under the Code and the regulations issued thereunder. Without limiting the scope of the foregoing, the Fund and the Adviser represent and warrant that each Portfolio will at all times comply with Section 817(h) of the Code, Treasury Regulation §1.817-5 and any Treasury interpretations thereof, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts, and any amendments or other modifications or successor provisions to such Section or Regulations. In the event of a breach of this Article VI by the Fund or the Adviser, the Fund and the Adviser will take all steps necessary to: (a) notify the Company of such breach, and (b) adequately diversify the applicable Portfolio(s) so as to achieve compliance within the time period afforded by Regulation §1.817-5.

6.2.      Without in any way limiting the effect of Sections 8.2, 8.3 and 8.5 hereof and without in any way limiting or restricting any other remedies available to the Company or Schwab, the Adviser or Underwriter, as applicable, will pay all costs associated with or arising out of any failure of a Portfolio to comply with Sections 1.3 (only the first two sentences of that section), 2.3 and 6.1 hereof, including all costs associated with reasonable and appropriate corrections or responses to any such failure; such costs may include, but are not limited to, the costs of obtaining whatever regulatory authorizations are required to substitute shares of another investment company for those of the failed Portfolio (including but not limited to an order pursuant to Section 26(b) of the 1940 Act); such costs are to include, but are not limited to, reasonable fees and expenses of legal counsel and any federal income taxes or tax penalties and interest thereon (or "toll charges" or exactments or amounts paid in settlement) incurred by the Company with respect to itself or owners of its Contracts in connection with any such failure.

6.3.      The Fund shall, upon request, provide to the Company or its designee with reports certifying compliance with the aforesaid Section 817(h) diversification and Subchapter M qualification requirements, at the times provided for and substantially in the form attached hereto as Schedule D and incorporated herein by reference; provided, however, that providing such reports does not relieve the Fund of its responsibility for such compliance or any possible liability for its non-compliance.

6.4.      The Company and Schwab agree that if the Internal Revenue Service ("IRS") asserts in writing that, or to the Company's or Schwab's or any Contract owner's knowledge, any Portfolio has failed to comply with the diversification requirements of Section 817(h) of the Code, or the Company or Schwab otherwise become aware of any facts that could give rise to any claim against the Fund, the Underwriter or the Adviser as a result of such a failure or alleged failure:

(a) the Company or Schwab, as applicable, shall immediately notify the Fund, the Underwriter and the Adviser of such assertion or potential claim;

(b) the Company and Schwab shall consult with the Fund, the Underwriter and the Adviser as to how to minimize any liability that may arise as a result of such failure or alleged failure;

(c) the Company and Schwab shall use their best efforts to minimize any liability of the Fund, the Underwriter and the Adviser resulting from such failure, including, without limitation, demonstrating to the Commissioner of the IRS, pursuant to Treasury Regulations §1.817-5(a)(2), that such failure was inadvertent;

(d) any written materials to be submitted by the Company, Schwab, any Contract owner or any other claimant to the IRS in connection with any of the foregoing proceedings or contests (including, without limitation, any such materials to be submitted to the IRS pursuant to Treasury Regulations §1.817-5(a)(2)) shall be provided by the Company or Schwab, as applicable, to the Fund, the Underwriter and the Adviser (together with any supporting information or analysis) within at least two (2) Business Days prior to submission to the IRS;

(e) the Company and Schwab shall provide the Fund, the Underwriter and the Adviser with such cooperation as the latter Parties shall reasonably request (including, without limitation, permitting the Fund, the Underwriter and the Adviser to review the relevant books and records of the Company and Schwab in connection with activities pursuant to this Agreement) in order to facilitate review by the Fund, the Underwriter and the Adviser of any written submissions provided to them or their assessment of the validity or amount of any claim against them arising from such failure or alleged failure;

(f) the Company and Schwab shall not with respect to any claim of the IRS or any Contract owner that would give rise to a claim against the Fund, the Underwriter or the Adviser (i) compromise or settle any claim, (ii) accept any adjustment on audit, or (iii) forego any allowable administrative or judicial appeals, without the express written consent of the Fund, the Underwriter and the Adviser, which shall not be unreasonably withheld; provided that neither the Company nor Schwab shall be required to appeal any adverse judicial decision unless the Fund, the Underwriter and the Adviser shall have provided an opinion of counsel to the effect that a reasonable basis exists for taking such appeal; and further provided that the Fund, the Underwriter and the Adviser shall bear the costs and expenses, including reasonable attorney's fees, incurred by the Company and/or Schwab in complying with this clause (f).

ARTICLE VII. Potential Conflicts

7.1.   The Fund represents that the Board will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by contract owners; or (f) a decision by a Participating Insurance Company to disregard the voting instructions of contract owners. The Fund shall promptly inform the Company if the Board determines that an irreconcilable material conflict exists and the implications thereof.

7.2.   The Company and Schwab will report any potential or existing conflicts of which they are aware to the Board. The Company and Schwab will assist the Board in carrying out its responsibilities under the Shared Funding Exemptive Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever contract owner voting instructions are disregarded. Such responsibilities shall be carried out by the Company and Schwab with a view only to the interests of the Contract owners.

7.3.    If it is determined by a majority of the Board, or a majority of its members who are not interested persons of the Fund, the Underwriter, the Adviser or any sub-adviser to any of the Portfolios (the "Disinterested Directors"), that a material irreconcilable conflict exists, the Company and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the Disinterested Directors), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1) withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance policy owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account.

7.4.    If a material irreconcilable conflict arises because of a decision by the Company to disregard contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Fund's election, to withdraw the affected Account's investment in the Fund and terminate this Agreement with respect to such Account (at the Company's expense); provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Disinterested Directors. Any such withdrawal and termination must take place within six months after the Fund gives written notice to the Company that this provision is being implemented, and until the end of that six month period the Fund and the Underwriter shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Fund.

7.5.    If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the position of the majority of other state regulators, then the Company will withdraw the affected Account's investment in the Fund and terminate this Agreement with respect to such Account within six months after the Fund informs the Company in writing that the Board has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Disinterested Directors. Until the end of the foregoing six-month period, the Underwriter and the Fund shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Fund.

7.6.    For purposes of Sections 7.3 through 7.5 of this Agreement, a majority of the Disinterested Directors shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts. The Company shall not be required by Section 7.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners affected by the irreconcilable material conflict. In the event that the Board determines that any proposed action does not adequately remedy a irreconcilable material conflict, then the Company will withdraw the affected Account's investment in the Fund and terminate this Agreement with respect to such Account within six months after the Fund informs the Company in writing of the Board's foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the Disinterested Directors.

7.7.    If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Shared Funding Exemptive Order, then (a) the Fund and/or the Participating Insurance

Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.4, 3.5, 3.6, 7.1, 7.2, 7.3, 7.4, and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

7.8.       The Company and the Adviser shall submit to the Fund's Board, at least annually or more frequently if deemed appropriate by the Board, such reports, materials or data as the Board may reasonably request so that the Board may fully carry out the obligations imposed upon it by the provisions hereof and in the Shared Funding Exemptive Order.

ARTICLE VIII. Indemnification

8.1.	Indemnification by the Company

8.1(a).            The Company agrees to indemnify and hold harmless the Fund, the Underwriter and the Adviser and each of their respective directors, officers and employees, and each person, if any, who controls the Fund, the Underwriter or the Adviser within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually, an "Indemnified Party," for purposes of this Section 8.1) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

(i)          arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus or SAI for the Contracts or contained in the Contracts or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company or Schwab by or on behalf of the Fund, the Underwriter, or the Adviser for use in the registration statement or prospectus or SAI for the Contracts or in the Contracts or sales literature or other promotional material (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

(ii)         arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature or other promotional material of the Fund not supplied by the Company or

Schwab, or persons under their control and other than statements or representations authorized in writing by the Fund, the Underwriter or the Adviser) or wrongful conduct of the Company or persons under its control, with respect to the Fund, the Underwriter or the Adviser, or the sale or distribution of the Contracts or Fund shares; or

(iii)       arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, or sales literature or other promotional material of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished in writing to the Fund by or on behalf of the Company; or

(iv)        arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

(v)         arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company, including without limitation Section 2.4 and Section 6.4 hereof.

Each of paragraphs (i) through (v) above is limited by and in accordance with the provisions of Sections 8.1(b) and 8.1(c) below.

8.1(b).            The Company shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise become subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

8.1(c).            The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the Party named in the action. After notice from the Company to such Party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such Party under this Agreement for any legal or other expenses subsequently incurred by such Party independently in connection with the defense thereof other than reasonable costs of investigation.

8.1(d).            The Fund, Underwriter or Adviser, as applicable, will promptly notify the Company of the commencement of any litigation or proceedings against an Indemnified Party in connection with this Agreement, the issuance or sale of the Fund shares or the Contracts, or the operation of the Fund.

8.2.	Indemnification by the Adviser

8.2(a).            The Adviser agrees, with respect to each Portfolio that it manages, to indemnify and hold harmless the Company and Schwab and each of their respective directors, officers and employees, and each person, if any, who controls the Company or Schwab within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually, an "Indemnified Party," for purposes of this Section 8.2) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of shares of the Portfolio that it manages or the Contracts and:

(i)          arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or SAI or sales literature or other promotional material of the Fund prepared by the Fund, the Underwriter, or the Adviser (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Adviser, the Underwriter, or the Fund by or on behalf of the Company or Schwab for use in the registration statement or prospectus or SAI for the Fund or in sales literature or other promotional material (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Portfolio shares; or

(ii)         arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI, or sales literature or other promotional material for the Contracts not supplied by the Fund or the Adviser, or persons under their control and other than statements or representations authorized in writing by the Company or Schwab) or wrongful conduct of the Fund or the Adviser or persons under their control, with respect to the sale or distribution of the Contracts or Portfolio shares; or

(iii)       arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, or sales literature or other promotional material covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company or Schwab by or on behalf of the Adviser or the Fund; or

(iv)        arise as a result of any failure by the Fund or the Adviser to provide the services and furnish the materials under the terms of this Agreement; or

(v)         arise out of or result from any material breach of any representation and/or warranty made by the Fund or the Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund or the Adviser (including a failure to comply with the diversification and other qualification requirements specified in Section 2.3 and Article VI of this Agreement).

Each of paragraphs (i) through (v) above is limited by and in accordance with the provisions of Sections 8.2(b) and 8.2(c) below. This indemnification is in addition to and apart from the responsibilities and obligations of the Adviser specified in Article VI hereof.

8.2(b). The Adviser shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise become subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

8.2(c).  The Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Adviser will be entitled to participate, at its own expense, in the defense thereof. The Adviser also shall be entitled to assume the defense thereof, with counsel satisfactory to the Party named in the action. After notice from the Adviser to such Party of the Adviser's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Adviser will not be liable to such Party under this Agreement for any legal or other expenses subsequently incurred by such Party independently in connection with the defense thereof other than reasonable costs of investigation.

8.2(d).            The Company and Schwab will promptly notify the Adviser of the commencement of any litigation or proceedings against an Indemnified Party in connection with this Agreement, the issuance or sale of the Contracts or the operation of the Account(s).

8.3.	Indemnification by the Fund

8.3(a).            The Fund agrees to indemnify and hold harmless the Company and Schwab, and each of their respective directors, officers and employees, and each person, if any, who controls the Company or Schwab within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties," and individually, an "Indemnified Party," for purposes of this Section 8.3) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages, liabilities or expenses (or actions in respect thereof) or settlements result from the gross negligence, bad faith or willful misconduct of the Board or any member thereof, are related to the operations of the Fund and:

(i)          arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement; or

(ii)         arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund (including a failure to comply with the diversification and other qualification requirements specified in Section 2.3 and Article VI of this Agreement).

Each of paragraphs (i) and (ii) above is limited by and in accordance with the provisions of Sections 8.3(b) and 8.3(c) below.

8.3(b).            The Fund shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise become subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

8.3(c).            The Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve the Fund from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Fund will be entitled to participate, at its own expense, in the defense thereof. The Fund also shall be entitled to assume the defense thereof, with counsel satisfactory to the Party named in the action. After notice from the Fund to such Party of the Fund's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such Party under this Agreement for any legal or other expenses subsequently incurred by such Party independently in connection with the defense thereof other than reasonable costs of investigation.

8.3(d).            The Company and Schwab will promptly notify the Fund of the commencement of any litigation or proceedings against an Indemnified Party in connection with this Agreement, the issuance or sale of the Contracts, the operation of the Account(s), or the sale or acquisition of shares of the Fund.

8.4.	Indemnification by Schwab

8.4(a). Schwab agrees to indemnify and hold harmless the Fund, the Underwriter and the Adviser and each of their respective directors, officers and employees, and each person, if any, who controls the Fund, the Underwriter or the Adviser within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually, an "Indemnified Party," for purposes of this Section 8.4) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of Schwab) or litigation (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

(i)          arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in sales literature or other promotional material prepared or approved by Schwab for the Contracts, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company or Schwab by or on behalf of the Adviser, the Underwriter or the Fund for use in sales literature or other promotional material or otherwise for use in connection with the sale of the Contracts or Fund shares; or

(ii)         arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature or other promotional material of the Fund not supplied by Schwab or persons under its control and other than statements or representations authorized in writing by the Fund, the Underwriter or the Adviser) or wrongful conduct of Schwab or persons under its control, with respect to the Fund, the Underwriter or the Adviser, or the sale or distribution of the Contracts or Fund shares; or

(iii)        arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, or sales literature or other promotional material of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished in writing to the Fund by or on behalf of Schwab; or

(iv)        arise as a result of any failure by Schwab to provide the services and furnish the materials under the terms of this Agreement; or

(v)         arise out of or result from any material breach of any representation and/or warranty made by Schwab in this Agreement or arise out of or result from any other material breach of this Agreement by Schwab, including without limitation Section 6.4 hereof.

Each of paragraphs (i) through (v) above is limited by and in accordance with the provisions of Sections 8.4(b) and 8.4(c) below.

8.4(b). Schwab shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise become subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

8.4(c). Schwab shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified Schwab in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Schwab of any such claim shall not relieve Schwab from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, Schwab shall be entitled to participate, at its own expense, in the defense of such action. Schwab also shall be entitled to assume the defense thereof, with counsel satisfactory to the Party named in the action. After notice from Schwab to such Party of Schwab's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and Schwab will not be liable to such Party under this Agreement for any legal or other expenses subsequently incurred by such Party independently in connection with the defense thereof other than reasonable costs of investigation.

8.4(d). The Fund, Underwriter or Adviser, as applicable, will promptly notify Schwab of the commencement of any litigation or proceedings against an Indemnified Party in connection with this Agreement, the issuance or sale of the Fund shares or the Contracts, or the operation of the Fund.

8.5.	Indemnification by the Underwriter

8.5(a). The Underwriter agrees to indemnify and hold harmless the Company and Schwab and each of their respective directors, officers and employees, and each person, if any, who controls the Company or Schwab within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually, an "Indemnified Party," for purposes of this Section 8.5) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

(i)          arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI, sales literature or other promotional material for the Contracts not supplied by the Underwriter or persons under its control and other than statements or representations authorized in writing by the Company or Schwab) or wrongful conduct of the Underwriter or persons under its control, with respect to the sale or distribution of the Contracts or Portfolio shares; or

(ii)         arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, sales literature or other promotional material covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company or Schwab by or on behalf of the Underwriter; or

(iii)        arise as a result of any failure by the Underwriter to provide the services and furnish the materials under the terms of this Agreement; or

(iv)        arise out of or result from any material breach of any representation and/or warranty made by the Underwriter in this Agreement or arise out of or result from any other material breach of this Agreement by the Underwriter.

Each of paragraphs (i) through (iv) above is limited by and in accordance with the provisions of Sections 8.5(b) and 8.5(c) below.

8.5(b). The Underwriter shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise become subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

8.5(c)   The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Underwriter will be entitled to participate, at its own expense, in the defense thereof. The Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the Party named in the action. After notice from the Underwriter to such Party of the Underwriter's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Underwriter will not be liable to such Party under this Agreement for any legal or other expenses subsequently incurred by such Party independently in connection with the defense thereof other than reasonable costs of investigation.

8.5(d)   The Company and Schwab agree to promptly notify the Underwriter of the commencement of any litigation or proceedings against an Indemnified Party in connection with this Agreement, the issuance or sale of the Contracts or the operation of the Account(s).

ARTICLE IX. Applicable Law

9.1.   This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York, applicable to contracts entirely entered into and performed in New York by New York residents.

9.2.   This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE X. Termination

10.1.   General. This Agreement shall continue in full force and effect until the first to occur of:

(a)         termination by any Party with or without cause, with respect to some or all of the Portfolios, by sixty (60) days advance written notice delivered to the other Parties; or

(b)         termination by the Company or Schwab with respect to any Portfolio by ten (10) days advance written notice to the other Parties based upon the Company's or Schwab's determination, as applicable, that shares of such Portfolio are not reasonably available to meet the requirements of the Contracts; provided, however, that said termination will not become effective in the event that the Fund makes available a sufficient number of shares of the Portfolio to reasonably meet the requirements of the Contracts within said ten (10) day period; or

(c)         termination by the Company or Schwab by written notice to the other Parties with respect to any Portfolio in the event any of the Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

(d)         termination by the Company by written notice to the other Parties with respect to any Portfolio in the event that such Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision, or if the Company reasonably believes that the Fund may fail to so qualify; or

(e)         termination by the Company by written notice to the other Parties with respect to any Portfolio in the event that such Portfolio fails to meet the diversification requirements specified in Article VI hereof; or

(f)         termination by the Fund, Underwriter or the Adviser by written notice to the other Parties if the Fund, Underwriter, or the Adviser, as applicable, shall reasonably determine, in its sole judgment exercised in good faith, that the Company or Schwab and/or its affiliated companies: (i) has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement that will have a material adverse impact on the Company's or Schwab's ability to perform its obligations under this Agreement, or (ii) is the subject of material adverse publicity; or

(g)         termination by the Company or Schwab by written notice to the other Parties if the Company or Schwab, as applicable, shall reasonably determine, in its sole judgment exercised in good faith, that either the Fund, the Underwriter or the Adviser and/or its affiliated companies: (i) has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement that will have a material adverse impact on that Party's ability to perform its obligations under this Agreement, or (ii) is the subject of material adverse publicity; or

(h)         termination by the Fund, the Underwriter or the Adviser by written notice to the other Parties in the event that formal administrative proceedings are instituted against the Company or Schwab by the NASD, the SEC, any state securities or insurance department or any other regulatory body regarding the Company's or Schwab's duties under this

Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of Fund shares; provided that the Fund, the Underwriter or the Adviser, as the case may be, reasonably determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse impact on the Company's or Schwab's ability to perform its obligations under this Agreement; or

(i)          termination by the Company or Schwab by written notice to the other Parties in the event that formal administrative proceedings are instituted against the Fund, the Underwriter or the Adviser by the NASD, the SEC, or any state securities or insurance department or any other regulatory body regarding the Fund's, the Underwriter's or the Adviser's duties under this Agreement or related to the sale of Fund shares; provided that Schwab or the Company, as the case may be, reasonably determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse impact on that Party's ability to perform its obligations under this Agreement; or

(j)          termination by the Company by written notice to the other Parties in the event that formal administrative proceedings are instituted against Schwab by the NASD, the SEC, or any state securities or insurance department or any other regulatory body regarding Schwab's duties under this Agreement or related to the sale of the Fund's shares or the Contracts, the operation of any Account, or the purchase of the Fund's shares; provided that the Company reasonably determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse impact on Schwab's ability to perform its obligations related to the Contracts; or

(k)         termination by Schwab by written notice to the other Parties in the event that formal administrative proceedings are instituted against the Company by the NASD, the SEC, or any state securities or insurance department or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Fund's shares or the Contracts, the operation of any Account, or the purchase of the Fund's shares; provided that Schwab reasonably determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse impact on the Company's ability to perform its obligations related to the Contracts; or

(l)          termination by any Party upon written notice to the other Parties in the event of another Party's (the "Defaulting Party") material breach of any provision of this Agreement, other than as described in Section 10.1(a)-(k) above, that is not remedied within thirty (30) days after written notice has been provided to the Defaulting Party specifying the nature of the violation or breach; or

(m)         termination by the Fund, the Underwriter or the Adviser by written notice to the other Parties, if the Company or Schwab gives the Fund and the Adviser the notice specified in Section 1.5 hereof and at the time such notice was given there was no notice of termination outstanding under any other provision of this Agreement; provided, however, any termination under this Section 10.1(m) shall be effective forty five (45) days after the notice specified in Section 1.5 was given.

10.2.   Notice Requirement. No termination of this Agreement shall be effective unless and until the Party terminating this Agreement gives prior written notice in the manner and within the time period specifically provided for hereunder, unless such terms are waived or otherwise modified in writing by the other Parties.

10.3.    Effect of Termination. Notwithstanding any termination of this Agreement with respect to a Portfolio, the Fund and the Underwriter shall, at the option of the Company and Schwab, continue to make available additional shares of the Portfolio, pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"), unless such further sale of Portfolio shares is proscribed by law, regulation or applicable regulatory body, or unless the Board determines that liquidation of the Portfolio following termination of this Agreement is in the best interests of the Portfolio and its shareholders. Specifically, subject to the foregoing, the owners of the Existing Contracts shall be permitted to reallocate investments in the Portfolio, redeem investments in the Portfolio and/or invest in the Portfolio upon the making of additional purchase payments under the Existing Contracts. The Parties agree that this Section 10.3 shall not apply to any terminations under Article VII and the effect of such Article VII terminations shall be governed by Article VII of this Agreement.

10.4.    Surviving Provisions. Article VIII and Section 12.2 shall survive any termination of this Agreement. In addition, with respect to Existing Contracts, all provisions of this Agreement applicable to such Contracts shall also survive and not be affected by any termination of this Agreement.

10.5.    Survival of Agreement. A termination by Schwab shall terminate this Agreement only as to Schwab, and this Agreement shall remain in effect as to the other Parties. In the event of such a termination by Schwab, the Company agrees to assume all of Schwab's obligations under Schedule E of this Agreement. Article VIII and Section 12.2 shall survive any termination of this Agreement by Schwab.

ARTICLE XI. Notices

Any notice shall be sufficiently given when sent by registered or certified mail by the notifying Party to each other Party entitled to notice at the addresses set forth below or at such other address as such Party may from time to time specify in writing to the other Party.

If to the Fund:

Van Kampen Life Investment Trust

1 Parkview Plaza

Oakbrook Terrace, Illinois 60181

Attention: President

If to the Underwriter:

Van Kampen Funds Inc.

1 Parkview Plaza

Oakbrook Terrace, Illinois 60181

Attention: President

If to the Adviser

Van Kampen Asset Management

1 Parkview Plaza

Oakbrook Terrace, Illinois 60181

Attention: President

If to the Company:

First Great-West Life & Annuity Insurance Company
8515 East Orchard Road
Greenwood Village, CO 80111
Attention: General Counsel

If to Schwab:

Charles Schwab & Co., Inc.
101 Montgomery Street
San Francisco, CA 94104
Attention: General Counsel

ARTICLE XII. Miscellaneous

12.1.   All persons dealing with the Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund, as neither the Board, officers, agents or shareholders of the Fund assume any personal liability for obligations entered into on behalf of the Fund. Each of the Company, the Underwriter and the Adviser acknowledges and agrees that, as provided by the Fund's Agreement and Declaration of Trust, the shareholders, trustees, officers, employees and other agents of the Fund and the Portfolios shall not personally be bound by or be liable for matters set forth hereunder, nor shall resort be had to their private property for the satisfaction of any obligation or claim hereunder. A Certificate of Trust referring to the Fund's Agreement and Declaration of Trust is on file with the Secretary of State of Delaware.

12.2.              Subject to the requirements of legal process and regulatory authority, each Party shall treat as confidential any "non-public personal information" about any "consumer" of another Party (as such terms are defined in SEC Regulation S-P) and any other information reasonably identified as confidential in writing by another Party ("Confidential Information"). Each Party agrees not to disclose, disseminate or utilize another Party's Confidential Information except: (i) as permitted by this Agreement, (ii) upon the written consent of the other Party, (iii) where the

Confidential Information comes into the public domain through no fault of the party receiving the information, or (iv) as otherwise required or permitted under applicable law. Any written consent provided under paragraph (ii) above shall specify the purposes for which the Confidential Information may be disclosed or used, which disclosure or use shall be consistent with SEC Regulation S-P.

12.3.              The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

12.4.              This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

12.5.              If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

12.6.              Each Party hereto shall cooperate with each other Party and all appropriate governmental authorities (including without limitation the SEC, the National Association of Securities Dealers and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each Party hereto further agrees to furnish state insurance authorities with any information or reports in connection with services provided under this Agreement which such authorities may request in order to ascertain whether the insurance operations of the Company are being conducted in a manner consistent with applicable law and regulations.

12.7.              The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations at law or in equity, which the Parties hereto are entitled to under state and federal laws.

12.8.                This Agreement or any of the rights and obligations hereunder may not be assigned by any Party without the prior written consent of all Parties hereto; provided, however, that the Adviser may assign this Agreement or any rights or obligations hereunder to any affiliate of or company under common control with the Adviser, if such assignee is duly licensed and registered to perform the obligations of the Adviser under this Agreement.

12.9.   The Company shall furnish, or shall cause to be furnished, to the Fund or its designee upon request copies of the following documents:

(a)	the Company's annual statement (prepared under statutory accounting principles) and annual report (prepared under generally accepted accounting principles ("GAAP"), if any);

(b)	the Company's quarterly statements (prepared under statutory accounting principles and GAAP, if any);

(c)	any public financial statement, proxy statement, notice or report of the Company sent to stockholders and/or policyholders;

(d)	any registration statement (without exhibits) and financial reports of the Company filed with the SEC or any state insurance regulator; and

12.10. This Agreement shall be the sole and only agreement among the Parties regarding the business contemplated hereby, and it supersedes all prior and contemporaneous agreements among the Parties regarding the business contemplated hereby. This Agreement may not be amended, supplemented, or modified, except as expressly permitted herein or except by a written agreement executed by all Parties.

[Remainder of page left blank intentionally]

              IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified above.

FIRST GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

By:	______________________________
Name:
Title:

VAN KAMPEN LIFE INVESTMENT TRUST

By:	______________________________
Name:
Title:

VAN KAMPEN FUNDS INC.

By:	______________________________
Name:
Title:

VAN KAMPEN ASSET MANAGEMENT

By:	______________________________
Name:
Title:

CHARLES SCHWAB & CO., INC.

By:	______________________________
Name:
Title:

SCHEDULE A

SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

Name of Separate Account and Date Established by Board of Directors	Form Number and Name of Contract Funded by Separate Account
Registered Account(s):	Registered Contract(s):

Unregistered Account(s):	Unregistered Contract(s):

A-1

SCHEDULE B

PORTFOLIOS OF THE VAN KAMPEN LIFE INVESTMENT TRUST

AVAILABLE UNDER THIS AGREEMENT

Comstock Portfolio – Class I Shares

Growth & Income Portfolio – Class I Shares

B-1

SCHEDULE C

PROXY VOTING PROCEDURES

The following is a list of procedures and corresponding responsibilities for the handling of proxies and voting instructions relating to the Fund. The defined terms herein shall have the meanings assigned in the Participation Agreement except that the term "Company" shall also include the department or third party assigned by the Company or the Fund to perform the steps delineated below.

•

The proxy proposals are given to the Company by the Fund as early as possible before the date set by the Fund for the shareholder meeting to enable the Company to consider and prepare for the solicitation of voting instructions from owners of the Contracts and to facilitate the establishment of tabulation procedures. At this time the Fund will inform the Company of the Record, Mailing and Meeting dates. This will be done verbally approximately two months before meeting.

•

Promptly after the Record Date, the Company will perform a "tape run", or other activity, which will generate the names, addresses and number of units which are attributed to each Contract owner/policyholder (the "Customer") as of the Record Date. Allowance should be made for account adjustments made after this date that could affect the status of the Customers' accounts as of the Record Date.

Note: The number of proxy statements is determined by the activities described in this Step #2. The Company will use its best efforts to call in the number of Customers to the Fund , as soon as possible, but no later than two weeks after the Record Date.

•

The Fund's Annual Report must be sent to each Customer by the Company either before or together with the Customers' receipt of voting, instruction solicitation material. The Fund will provide the last Annual Report to the Company pursuant to the terms of Section 3.3 of the Agreement to which this Schedule relates.

•

The text and format for the Voting Instruction Cards ("Cards" or "Card") is provided to the Company by the Fund. The Company, at its expense, shall produce and personalize the Voting Instruction Cards. The Fund or its affiliate must approve the Card before it is printed. Allow approximately 2-4 Business Days for printing information on the Cards. Information commonly found on the Cards includes:

-	name (legal name as found on account registration)
-	address
-	fund or account number

-	coding to state number of units

-	individual Card number for use in tracking and verification of votes (already on Cards as printed by the Fund).

(This and related steps may occur later in the chronological process due to possible uncertainties relating to the proposals.)

•

During this time, the Fund will develop, produce and pay for the Notice of Proxy and the Proxy Statement (one document). Printed and folded notices and statements will be sent to Company for insertion into envelopes (envelopes and return envelopes are provided and paid for by the Company). Contents of envelope sent to Customers by the Company will include:

-	Voting Instruction Card(s)
-	One proxy notice and statement (one document)
-	return envelope (postage pre-paid by Company) addressed to the Company or its tabulation agent
-

"urge buckslip" - optional, but recommended. (This is a small, single sheet of paper that requests Customers to vote as quickly as possible and that their vote is important. One copy will be supplied by the Fund.)

-	cover letter - optional, supplied by Company and reviewed and approved in advance by the Fund.

•

The above contents should be received by the Company approximately 3-5 Business Days before mail date. Individual in charge at Company reviews and approves the contents of the mailing package to ensure correctness and completeness. Copy of this approval sent to the Fund.

•	Package mailed by the Company.

*

The Fund must allow at least a 15-day solicitation time to the Company as the shareowner. (A 5-week period is recommended.) Solicitation time is calculated as calendar days from (but not including,) the meeting, counting backwards.

•

Collection and tabulation of Cards begins. Tabulation usually takes place in another department or another vendor depending on process used. An often used procedure is to sort Cards on arrival by proposal into vote categories of all yes, no, or mixed replies, and to begin data entry.

Note: Postmarks are not generally needed. A need for postmark information would be due to an insurance company's internal procedure and has not been required by the Fund in the past.

•	Signatures on Card checked against legal name on account registration that was printed on the Card.

Note: For Example, if the account registration is under "John A. Smith, Trustee," then that is the exact legal name to be printed on the Card and is the signature needed on the Card.

•

If Cards are mutilated, or for any reason are illegible or are not signed properly, they are sent back to Customer with an explanatory letter and a new Card and return envelope. The mutilated or illegible Card is disregarded and considered to be not received for purposes of vote tabulation. Any Cards that have been "kicked out" (e.g. mutilated, illegible) of the procedure are "hand verified," i.e., examined as to why they did not complete the system. Any questions on those Cards are usually remedied individually.

•

There are various control procedures used to ensure proper tabulation of votes and accuracy of that tabulation. The most prevalent is to sort the Cards as they first arrive into categories depending upon their vote; an estimate of how the vote is progressing may then be calculated. If the initial estimates and the actual vote do not coincide, then an internal audit of that vote should occur. This may entail a recount.

•

The actual tabulation of votes is done in units which is then converted to shares. (It is very important that the Fund receives the tabulations stated in terms of a percentage and the number of shares.) The Fund must review and approve tabulation format.

•

Final tabulation in shares is verbally given by the Company to the Fund on the morning of the meeting not later than 10:00 a.m. Eastern time. The Fund may request an earlier deadline if reasonable and if required to calculate the vote in time for the meeting.

•

A Certification of Mailing and Authorization to Vote Shares will be required from the Company as well as an original copy of the final vote. The Fund will provide a standard form for each Certification.

•

The Company will be required to box and archive the Cards received from the Customers. In the event that any vote is challenged or if otherwise necessary for legal, regulatory, or accounting purposes, the Fund will be permitted reasonable access to such Cards.

•	All approvals and "signing-off" may be done orally, but must always be followed up in writing.

                                                       SCHEDULE D

REPORTS PER SECTION 6.3

With regard to the reports relating to the quarterly testing of compliance with the requirements of Section 817(h) and Subchapter M under the Code and the regulations thereunder, the Fund shall provide to the Company within twenty (20) Business Days after the close of each calendar quarter a report in the Form D-1 attached hereto and incorporated herein by reference, regarding the status of the Portfolio(s) under such sections of the Code, and if necessary, identification of any remedial action to be taken to remedy non-compliance.

In addition to the above quarterly testing reports, the Fund shall provide to the Company a year-end testing report regarding compliance with the requirements of Subchapter M of the Code (referred to hereinafter as "RIC status") within forty-five (45) Business Days after the end of each calendar year. However, if a problem with regard to RIC status is identified in the third quarter report, the Fund shall also provide to the Company, on a weekly basis starting the first week of December, additional interim reports addressing the problems identified in the third quarter report. If any interim report memorializes the cure of the problem identified in a previous report, subsequent interim reports will not be required.

D-1

FORM D-1
CERTIFICATE OF COMPLIANCE

For the quarter ended:

I, , a duly authorized officer, director or agent of Fund hereby swear and affirm that Fund is in compliance with all requirements of Section 817(h) and Subchapter M of the Internal Revenue Code (the "Code") and the regulations thereunder as required in the Fund Participation Agreement among First Great-West Life & Annuity Insurance Company, Charles Schwab & Co., Inc. and Van Kampen Asset Management, dated April 29, 2005, other than the exceptions discussed below:

Exceptions	Remedial Action

If no exception to report, please indicate "None."

Signed this	day of _____	, _	.

                                       (Signature)

By:                                  (Type or Print Name and Title/Position)

SCHEDULE E

EXPENSES

The Fund, the Underwriter and the Adviser (collectively, the "Fund Parties") agree to coordinate the functions and pay the costs of completing these functions with the Company and Schwab based upon the allocation of responsibilities set forth in the table below. Where applicable, the Fund Parties' costs indicated below shall be allocated to reflect the Fund Parties' share of the total costs determined according to the number of pages of the Portfolio(s)'s respective portions of the documents relative to "non-Portfolio" portions.

Item	Function	Party Responsible for Coordination	Party Responsible for Expense
Portfolio Prospectus(es)	Fund Parties shall supply Company with such number of the Portfolio(s) printed prospectus(es) as Company shall reasonably request (or camera-ready film, computer diskette or electronic copy).	Company	Fund Parties
"	Printing of combined prospectuses (except printing for Inforce Clients)	Company	Company
"	Printing for Inforce Clients	Company	Fund Parties
"	Distribution to New and Inforce Clients	Company	Company
"	Distribution to Prospective Clients	Schwab	Schwab
Contract Prospectus	Printing for Inforce Clients	Company	Company
"	Printing for Prospective Clients	Company	Schwab
"	Distribution to New and Inforce Clients	Company	Company
"	Distribution to Prospective Clients	Schwab	Schwab
Portfolio Prospectus/SAI Supplements	If Required by Fund Parties: printing & distribution	Fund Parties	Fund Parties
"	If Required by Company: printing & distribution	Company	Company
"	If Required by Schwab: printing & distribution	Schwab	Schwab
Contract Prospectus/SAI Supplements	If Required by Fund Parties: printing & distribution	Company	Fund Parties
"	If Required by Company: printing & distribution	Company	Company
"	If Required by Schwab: printing & distribution	Schwab	Schwab

Mutual Fund SAI	Printing	Fund Parties	Fund Parties
"	Distribution	Company	Company
Contract SAI	Printing	Company	Company
"	Distribution	Company	Company
Portfolio Proxy Material:	If required by Law: printing	Fund Parties	Fund Parties
"	If required by Law: distribution	Company	Fund Parties
"	If required by Company: printing & distribution	Company	Company
"	If required by Schwab: printing & distribution	Company	Schwab
Portfolio Annual & Semi-Annual Report	Printing	Company	Fund Parties
"	Distribution	Company	Company and Schwab
Other Communication to New and Prospective Clients	If Required by Fund Parties: printing & distribution	Schwab	Fund Parties
"	If Required by Company: printing & distribution	Schwab	Company
"	If Required by Schwab: printing & distribution	Schwab	Schwab
Other Communication to Inforce Clients	If required by Fund Parties: printing & distribution	Company	Fund Parties
"	If required by Company: printing & distribution (including labor)	Company	Company
"	If required by Schwab: printing & distribution (including labor)	Company	Schwab
Operations of the Fund

All operations and related expenses of the Fund, including the cost of registration and qualification of shares, taxes on the issuance or transfer of shares, cost of management of the business affairs of the Fund, and expenses paid or assumed by the Fund pursuant to any Rule 12b-1 plan

		Fund Parties	Fund Parties
Operations of the Account(s)	All operations and related expenses of the Account(s), including federal registration of units of separate account (24f-2 fees)	Company	Company

E-2

SCHEDULE F

OPERATING PROCEDURES

Unless otherwise defined below, all capitalized terms have the meanings specified in the Participation Agreement, each of which this Exhibit is a part.

I.	FUND/SERV PROCEDURES

A.       Fund/SERV Account Establishment. All parties hereto agree and acknowledge that the Company may not open or establish any new Fund/SERV Accounts without the prior written consent of the Fund. The Company further acknowledges that the Fund reserves the right to reject any new Fund/SERV Accounts established by the Company that have not been previously approved by the Fund in writing.

B.         Transmittal of Portfolio Information. With respect to each Portfolio, the Fund will provide the Company with (i) the net asset value per share of the Portfolio (the "Share Price") on each Business Day, determined as of the time specified in the Portfolio's prospectus ("Close of Trading"); (ii) dividend and capital gains distribution information on ex-date, but no later than the first Business Day following each ex-date established for the payment of dividends or capital gains distributions by the Portfolio; and (iii) in the case of fixed income and money market Portfolios which declare dividends daily, the daily accrual interest rate factor. The Fund will use its best efforts to communicate such information to the Company or its designee by 7:00 p.m. Eastern Time each Business Day; however, the Fund reserves the right to communicate the Share Price at a time later than 7:00 p.m. Eastern Time due to extraordinary or unforeseen circumstances.

C.        Transmittal of Orders. The Company agrees that, unless otherwise agreed to in writing with the Fund, orders for the purchase or redemption of Fund shares ("Instructions") received by the Company prior to the Close of Trading on any Business Day ("Day 1") will be transmitted to the Fund via Fund/SERV and accepted by Fund/SERV prior to 12:00 a.m. Eastern Time on the following Business Day ("Day 2") (such orders are referred to as "Day 1 Trades"). Each transmission by the Company of a purchase or redemption order relating to a Business Day ("Order") will constitute a representation by the Company that such Order was based on Instructions that the Company received and accepted as being in good order prior to the Close of Trading on that Business Day, and that the Order included all purchase and redemption Instructions so received by the Company.

In the event that Orders for any Business Day are not transmitted to the Fund via Fund/SERV and accepted by Fund/SERV prior to 12:00 a.m. Eastern Time on Day 2, the Company shall transmit such Orders to the Fund in accordance with the Manual Procedures below. If such Orders are not transmitted to the Fund in accordance with the Manual Procedures, the Fund reserves the right, in its sole discretion, to reject, reverse or re-price the Orders (notwithstanding that the Company may have received Fund/Serv confirmation of the Orders) and the Company will be responsible for reimbursement of any loss sustained by the Fund that may arise out of the improper transmittal of such Orders.

All Orders transmitted to the Fund via Fund/SERV will be communicated in accordance with Fund/SERV rules and procedures. The Company acknowledges that certain cash flows may be known on or before a trade date, and the Company agrees to use its reasonable efforts to notify the Fund of such cash flows before such trade date.

D.        Fund/SERV Confirmation. All Orders transmitted in accordance with Section C of these Fund/Serv Procedures are subject to acceptance by the Fund and shall become effective only upon confirmation by the Fund. The Fund reserves the right, in its sole discretion, (i) to reject any Order, and (ii) to require any Order to be settled outside of Fund/SERV, in which case the Fund shall not confirm such Order via Fund/SERV and such Order shall settle in accordance with the Manual Procedures discussed below.

E.         Pricing of Orders. Day 1 Trades communicated to the Fund as provided under Section C of these Fund/SERV Procedures will be effected at the Share Price for the applicable Portfolio on Day 1.

F.         Settlement. Day 1 Trades confirmed by the Fund via Fund/SERV will settle in U.S. dollars in accordance with the Fund’s profile within Fund/SERV applicable to the Company.

G.        Dividends and Other Distributions. The Fund will furnish the Company or its designee notice of any dividends or other distributions payable on the shares of each Portfolio via Fund/SERV. Dividends and distributions with respect to a Portfolio will be automatically reinvested in additional shares of the Portfolio held by the Account(s) and the Fund will notify the Company or its designee as to the number of shares so issued.

H.        Confirmations and Verification. If the Company chooses to participate in and utilize Fund/SERV’s Networking application when trading with the Fund in accordance with the procedures herein, the Fund or its designee will transmit or make available to the Company via Fund/SERV, as applicable: (i) confirmations of Orders received from the Company, and (ii) the share balance for each T/A Account in accordance with Fund/SERV’s Networking guidelines. The Company will promptly review and verify this information on Fund/SERV and immediately advise the Fund or its designee in writing of any discrepancies between the Company’s records and the balance in the Fund/SERV Account or the T/A Account.

If the Company chooses to utilize Fund/SERV without the Networking application when trading with the Fund in accordance with the procedures herein, the Fund or its designee will deliver to the Company: (i) physical confirmations of Orders received from the Company, and (ii) a physical statement for the preceding calendar month reflecting the shares of each Portfolio held by the Account(s) as of the end of such preceding month and all purchases and redemptions by the Company of shares of a Portfolio during such preceding month. The Company will immediately on receipt of any physical confirmation or statement concerning an Account verify the information contained therein against the information contained on the Company’s record-keeping system and immediately advise the Fund in writing of any discrepancies between such information.

The Fund and the Company will cooperate to resolve any such discrepancies mentioned in this Section H as soon as reasonably practicable.

I.          Processing Adjustments. In the event of any error or delay with respect to these Fund/SERV Procedures that is caused by the Fund, the Fund will make any adjustments on its (or its transfer agent’s) accounting system necessary to correct such error or delay. The Company will make the corresponding adjustments on its record-keeping system. The Company and the Fund will each provide the other with prompt notice of any errors or delays of the type referred to in these Fund/SERV Procedures.

J.          Fund/SERV Unavailability. If the Fund/SERV system is unavailable for any reason, or if it is otherwise impracticable to operate in accordance with these Fund/SERV Procedures, transactions shall be processed in accordance with the Manual Procedures below.

II. MANUAL PROCEDURES

A.        Transmittal of Portfolio Information. With respect to each Portfolio, the Fund will provide the Company with (i) the Share Price determined as of the Close of Trading on each Business Day; (ii) dividend and capital gains distribution information on ex-date, but no later than the first Business Day following each ex-date established for the payment of dividends or capital gains distributions by the Portfolio; and (iii) in the case of fixed income and money market Portfolios which declare dividends daily, the daily accrual interest rate factor. The Fund will use its best efforts to communicate such information to the Company or its designee by 7:00 p.m. Eastern Time each Business Day; however, the Fund reserves the right to communicate the Share Price at a time later than 7:00 p.m. Eastern Time due to extraordinary or unforeseen circumstances.

B.         Transmittal of Orders. The Company agrees that, unless otherwise agreed to in writing with the Fund, Instructions received by the Company prior to the Close of Trading on any Business Day (“Day 1”) will be transmitted to the Fund by facsimile no later than 8:00 a.m. Eastern Time on the following Business Day (“Day 2”) (such Orders are referred to as “Day 1 Trades”). Each transmission by the Company of a purchase or redemption order relating to a Business Day (“Order”) will constitute a representation by the Company that such Order was based on Instructions that the Company received and accepted as being in good order prior to the Close of Trading on that Business Day, and that the Order included all purchase and redemption Instructions so received by the Company.

All Orders transmitted to the Fund will be communicated in U.S. dollars and will indicate the date of the transaction. On Business Days where there are no Orders, or where the net dollar amount for purchases and redemptions for an Account equals zero, the communication will so indicate. The Company acknowledges that certain cash flows may be known on or before a trade date, and the Company agrees to use its reasonable efforts to notify the Fund of such cash flows before such trade date.

C.        Pricing of Orders. Day 1 Trades communicated to the Fund by 8:00 a.m. Eastern Time on Day 2 will be effected at the Share Price for the applicable Portfolio on Day 1.

D.	Settlement.

1.              Purchase Orders. In the case of Day 1 Trades that constitute a net purchase order, the Company will arrange for a federal funds wire transfer of the net purchase amount to a custodial account designated by the Fund by 12:00 p.m. Eastern Time on Day 2.

2.              Redemption Orders. In the case of Day 1 Trades that constitute a net redemption order, the Fund will arrange for a federal funds wire transfer of the net redemption amount to a custodial account designated by the Company on Day 2, or in no instance later than the time provided for in the applicable Portfolio’s Prospectus.

3.              Generally. Settlements will be in U.S. dollars, except that each Portfolio reserves the right, in cases of substantial liquidations, to pay redemption proceeds in whole or in part by a distribution in-kind of readily marketable securities that it holds in lieu of cash in accordance with applicable law, and the Portfolio’s redemption policy as described in the Prospectus. On any Business Day when the Federal Reserve Wire Transfer System is closed, all communication and processing rules will be suspended for the settlement of Orders. Orders will be settled on the next Business Day on which the Federal Reserve Wire Transfer System is open. Transactions that are the subject of such Orders will be processed at the Share Price for the applicable Portfolio on the Business Day to which the Orders originally relate.

E.         Dividends and Other Distributions. The Fund will furnish the Company or its designee notice of any dividends or other distributions payable on the shares of each Portfolio. Dividends and distributions with respect to a Portfolio will be automatically reinvested in additional shares of the Portfolio held by the Account(s) and the Fund will notify the Company or its designee as to the number of shares so issued.

F.         Confirmations and Verification. The Fund or its designee will deliver to the Company: (i) confirmations of Orders received from the Company, and (ii) a statement for the preceding calendar month reflecting the shares of each Portfolio held by the Account(s) as of the end of such preceding month and all purchases and redemptions by the Company of shares of a Portfolio during such preceding month. The Company will immediately on receipt of any confirmation or statement concerning an Account verify the information contained therein against the information contained on the Company’s record-keeping system and immediately advise the Fund in writing of any discrepancies between such information. The Fund and the Company will cooperate to resolve any such discrepancies as soon as reasonably practicable.

G.        Processing Adjustments. In the event of any error or delay with respect to these Manual Procedures that is caused by the Fund the Fund will make any adjustments on its (or its transfer agent’s) accounting system necessary to correct such error or delay. The Company will make the corresponding adjustments on its record-keeping system. The Company and the Fund will each provide the other with prompt notice of any errors or delays of the type referred to in these Manual Procedures.

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